UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: October 20, 1999
                        (Date of earliest event reported)

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

        New York                      1-2360                     13-0871985
(State of Incorporation)            (Commission                (IRS employer
                                    File Number)             Identification No.)

          ARMONK, NEW YORK                                          10504
(Address of principal executive offices)                         (Zip Code)

                                  914-499-1900
                         (Registrant's telephone number)

Item 5. Other Events

      The registrant's press release dated October 20, 1999, regarding its financial results for the period ended September 30, 1999, including unaudited consolidated financial statements for the period ended September 30, 1999, are attached.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 21, 1999

                                        By:           Mark Loughridge
                                           -------------------------------------
                                                     (Mark Loughridge)
                                               Vice President and Controller

                    IBM ANNOUNCES THIRD-QUARTER 1999 RESULTS

      ARMONK, N.Y., October 20, 1999 . . .IBM today announced third-quarter 1999 diluted earnings per common share of $.93 compared with diluted earnings per common share of $.78 in the third quarter of 1998. Third-quarter 1999 revenues increased 5 percent as reported and in constant currency to $21.1 billion. Third-quarter 1999 net income totaled $1.8 billion compared with $1.5 billion in the third quarter of last year.

      IBM's third-quarter 1999 results include an after-tax benefit of $63 million, or $.03 per diluted common share, resulting from several actions that occurred in the quarter. Specifically, IBM closed the sale of its Global Network in a number of additional geographic areas. The company completed three acquisitions, resulting in charges for in-process research and development. IBM also took additional actions in the quarter to improve the competitiveness of the company's Technology Group.

      Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said:
"It was a decidedly mixed quarter. On the negative side, we saw a Y2K slowdown toward the end of the quarter, particularly in our large servers, and to a lesser extent in services and operating systems software. Additionally, we were hurt by shortages of flat-panel displays, margin pressure in our hard disk drive business, and sales disruptions related to our sale of certain networking hardware assets. On the positive side, our growth businesses -- services, software other than operating systems, and OEM -- all performed very well. Combined with strong expense management, they enabled us to grow our pre-tax earnings and earnings per share significantly, once again underscoring the strength of our broad business portfolio.

                                    - more -

      "Looking forward, we believe we will continue to feel the effects of the Y2K slowdown in the fourth quarter and into early next year," Mr. Gerstner said. "However, even though it is difficult to make predictions, next year has the potential to be a very good year for IBM, once we get past any lingering Y2K effects. As our third-quarter results demonstrate, our business portfolio has great breadth and resiliency. We remain confident about our fundamental business strategies, the value of our products and services, and our overall momentum."

      Third-quarter revenues from the Americas totaled $9.6 billion, a decrease of 1 percent (up 1 percent at constant currency) compared with the third quarter of 1998. Revenues from Europe/Middle East/Africa were $5.8 billion, down 2 percent (up 4 percent at constant currency). Asia-Pacific revenues grew 28 percent (10 percent at constant currency) to $3.7 billion. OEM revenues totaled $2.0 billion, an increase of 24 percent (22 percent at constant currency).

      Hardware revenues were $8.8 billion in the third quarter, a decrease of 1 percent (2 percent at constant currency) compared with the same period of last year. Personal computer revenues increased, with particularly strong growth in the Netfinity server line. Microelectronics revenues also increased, while RS/6000 revenues declined slightly. The Y2K issue adversely affected AS/400 revenues to a significant degree and System/390 revenues -- which faced a difficult year-over-year comparison -- also fell due to the Y2K slowdown and ongoing price reductions. Storage revenues were flat and networking hardware revenues declined significantly from the same period of last year.

                                    - more -

      Revenues from IBM Global Services, after normalizing for the Global Network sale, increased 19 percent in the quarter (excluding maintenance). Including maintenance, and without normalizing for the Global Network sale, Global Services revenues grew 12 percent (11 percent at constant currency) to $7.9 billion. IBM signed $9.2 billion in services contracts in the quarter and concluded the period with a total services contract backlog of approximately $57.5 billion. The Global Services gross margin improved 1.7 points year over year.

      Software revenues increased 7 percent (8 percent at constant currency) in the third quarter to $3.0 billion. Revenues from the "middleware" category -- software that is critical for e-business -- increased 13 percent (14 percent at constant currency), with particularly strong results in Tivoli systems management, transaction processing and database products. IBM also posted record shipments of the company's Lotus Notes/Domino groupware products in the third quarter. In addition, IBM acquired DASCOM, Inc., a leader in the Web-security market.

      Revenues from Global Financing increased 14 percent (14 percent at constant currency) in the third quarter to $774 million.

      Revenues from the Enterprise Investments/Other area, which comprises custom applications and other products designed to meet specialized customer requirements, declined 3 percent (3 percent at constant currency) year over year to $622 million.

      IBM's overall gross profit margin was 35.8 percent in the third quarter compared with 37.2 percent in the third quarter of 1998. The transition in the networking hardware business negatively affected the company's overall gross margin by .7 of a point and the hardware margin by 1.6 points.

      IBM's third-quarter expenses of $4.9 billion also include the effect of the various actions mentioned earlier, totaling $345 million, that occurred during the quarter. The company improved its expense-to-revenue ratio by 3.2 points, of which 1.6 points are attributable to the third-quarter actions.

                                    - more -

      IBM's tax rate in the quarter, including the third-quarter actions, was
33.0 percent compared with 30.0 percent in the third quarter of 1998. IBM's tax rate increased by approximately 3 points in the quarter, primarily as a result of the third-quarter actions.

      IBM spent approximately $1.5 billion on share repurchases in the third quarter. The average number of basic common shares outstanding in the quarter was 1,805 million compared with 1,857 million in the year-earlier period. There were 1,803 million basic common shares outstanding at September 30, 1999.

      Debt in support of operations, excluding global financing, decreased $1.1 billion from year-end 1998 to $568 million, resulting in a debt-to-capitalization ratio of 4 percent. Global financing debt declined $418 million from the end of 1998 to a total of $27.3 billion, resulting in a debt-to-equity ratio of 5.7 to 1.

      Despite spending $1.5 billion on share repurchases and reducing debt by $1.1 billion, IBM completed the quarter with $6 billion in cash.

      Net income for the nine months ended September 30, 1999, including the effect of actions taken in the second and third quarters, was $5.6 billion, or $2.99 per diluted common share, compared with net income of $4.0 billion, or $2.05 per diluted common share, in the year-earlier period. Through the first nine months of 1999, IBM's diluted earnings per share grew 46 percent, with 20 points of that growth attributable to actions taken in the second and third quarters. Revenues for the nine months ended September 30, 1999 were $63.4 billion, an increase of 12 percent (12 percent at constant currency) compared with $56.5 billion in the same period of 1998.

                                    - more -

                              Third-Quarter Actions

      -- In December 1998, IBM announced that it would sell its Global Network business to AT&T for $5 billion. In the third quarter of 1999, IBM completed the sales of the Global Network in 34 countries for approximately $730 million, bringing the year-to-date total to 38 countries and $4.9 billion. In the third quarter, IBM recognized a pre-tax gain of $586 million ($366 million after tax, or $.19 per diluted common share) related to this transaction.

      -- In the third quarter of 1999, IBM completed the acquisitions of Sequent Computer Systems, Inc. and the Mylex Corporation in addition to DASCOM, Inc. These actions are intended to improve IBM's long-term competitiveness in the server, storage, and Web-security markets, respectively. As a result of these acquisitions, IBM recorded a pre-tax charge of $111 million ($111 million after tax, or $.06 per diluted common share) for in-process research and development.

      -- During the third quarter of 1999, IBM took a number of additional actions to improve the competitiveness of its Technology Group. These actions principally involved two divisions within the Technology Group, the Networking Hardware Division and the Storage Systems Division. In the networking area, IBM entered into a strategic agreement with Cisco Systems under which the two companies will offer a full spectrum of services and solutions for customers' e-business and networking needs. In the storage area, IBM continued to take steps in the third quarter to consolidate certain development operations. As a result of these third-quarter actions, IBM recognized pre-tax writedowns totaling $274 million ($192 million after tax, or $.10 per diluted common share).

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial Results Attached

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                          COMPARATIVE FINANCIAL RESULTS
            (Unaudited; Dollars in millions except per share amounts)

                                          Three Months Ended September 30,         Nine Months Ended September 30,
                                                                   Percent                                 Percent
                                       1999          1998           Change     1999          1998           Change
                                      -------       -------        -------    -------       -------        -------
REVENUE

  Hardware                            $ 8,840       $ 8,920          -0.9%    $26,803       $23,952          11.9%
    Gross profit margin                  25.2%         31.6%                     27.0%         30.4%

  Global Services                       7,898         7,046          12.1%     23,436        20,356          15.1%
    Gross profit margin                  27.6%         25.9%                     27.5%         26.7%

  Software                              3,010         2,808           7.2%      9,056         8,318           8.9%
    Gross profit margin                  81.2%         80.6%                     81.9%         80.4%

  Global Financing                        774           679          13.9%      2,222         2,110           5.3%
    Gross profit margin                  56.7%         48.1%                     56.0%         47.5%

  Enterprise Investments/Other            622           642          -3.1%      1,849         1,800           2.8%
    Gross profit margin                  43.1%         36.1%                     38.4%         36.2%

TOTAL REVENUE                          21,144        20,095           5.2%     63,366        56,536          12.1%

GROSS PROFIT                            7,564         7,467           1.3%     23,046        21,063           9.4%
  Gross profit margin                    35.8%         37.2%                     36.4%         37.3%

OPERATING EXPENSES

  S,G&A                                 3,501         4,057         -13.7%     10,284        11,588         -11.2%
    Expense of revenue                   16.6%         20.2%                     16.2%         20.5%

  R,D&E                                 1,383         1,240          11.5%      3,857         3,639           6.0%
    Expense of revenue                    6.5%          6.2%                      6.1%          6.4%

OPERATING INCOME                        2,680         2,170          23.4%      8,905         5,836          52.6%

Other income                              134           122          10.2%        423           402           5.3%
Interest expense                          185           160          15.0%        556           500          11.1%

INCOME BEFORE INCOME TAXES (1,2)        2,629         2,132          23.3%      8,772         5,738          52.9%
  Pre-tax margin                         12.4%         10.6%                     13.8%         10.1%

Provision for
income taxes                              867           638          35.9%      3,149         1,756          79.3%
  Effective tax rate                     33.0%         30.0%                     35.9%         30.6%

NET INCOME (1,2)                      $ 1,762       $ 1,494          17.9%    $ 5,623       $ 3,982          41.2%
  Net margin                              8.3%          7.4%                      8.9%          7.0%

Preferred stock dividends                   5             5                        15            15

NET INCOME APPLICABLE
TO COMMON SHAREHOLDERS                $ 1,757       $ 1,489          18.0%    $ 5,608       $ 3,967          41.4%
                                      =======       =======                   =======       =======

EARNINGS PER SHARE
OF COMMON STOCK - ASSUMING
DILUTION                              $  0.93       $  0.78          19.2%    $  2.99       $  2.05          45.9%
                                      =======       =======                   =======       =======

EARNINGS PER SHARE
OF COMMON STOCK - BASIC               $  0.97       $  0.80          21.3%    $  3.09       $  2.11          46.4%
                                      =======       =======                   =======       =======

AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING (M's)
  DILUTED                             1,869.6       1,909.0                   1,874.7       1,931.0
  BASIC                               1,805.2       1,856.9                   1,813.7       1,878.8

1) Third-quarter 1999 results include a pre-tax benefit of $201 million (after-tax benefit of $63 million, or $.03 per diluted common share) due to a gain from the sales of the IBM Global Network in a number of geographic areas, charges for acquired in-process research and development related to three acquisitions, as well as a charge for actions in the company's Technology Group.

2) Nine-month 1999 results include a pre-tax benefit of $1.8 billion (after-tax benefit of $750 million, or $.40 per diluted common share) due to a gain from the sale of the IBM Global Network, charges for acquired in-process research and development related to three acquisitions, a charge for actions in the company's Technology Group, as well as a change in PC depreciable lives.

Note: All references to the average number of common shares and per common share data for all periods presented have been adjusted to reflect a 2-for-1 stock split of the common stock effective May 10, 1999.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                        (Unaudited; Dollars in millions)

                                                                 At                At
                                                       September 30,      December 31,     Percent
                                                               1999              1998       Change
                                                       ------------       -----------      -------
ASSETS

  Cash, cash equivalents, and marketable securities         $ 6,026           $ 5,768         4.5%

  Receivables - net, inventories, and prepaid expenses       36,851            36,592         0.7%

  Plant, rental machines, and other property - net           17,463            19,631       -11.0%

  Investments and other assets                               25,035            24,109         3.8%
                                                            -------           -------

TOTAL ASSETS                                                $85,375           $86,100        -0.8%
                                                            =======           =======

LIABILITIES AND STOCKHOLDERS' EQUITY

  Short-term debt                                           $14,096           $13,905         1.4%
  Long-term debt                                             13,807            15,508       -11.0%
                                                            -------           -------
  Total debt                                                 27,903            29,413        -5.1%

  Accounts payable, taxes, and accruals                      23,682            22,922         3.3%

  Other liabilities                                          13,722            14,332        -4.3%
                                                            -------           -------
TOTAL LIABILITIES                                            65,307            66,667        -2.0%

STOCKHOLDERS' EQUITY                                         20,068            19,433         3.3%
                                                            -------           -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $85,375           $86,100        -0.8%
                                                            =======           =======

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                                    THIRD QUARTER 1999
                            =====================================================================
(Dollars in millions)                                                                     Pre-tax
                            ------------- Revenue ---------------         Pre-tax          Income
                            External      Internal        Total           Income           Margin
                            =====================================================================
SEGMENTS

Technology                  $  3,100      $    883       $  3,983        $    285            7.2%
    % change                     9.8%        -26.4%          -1.0%          108.0%

Personal Systems               3,716            12          3,728             (69)          -1.9%
    % change                    11.2%         50.0%          11.3%           43.4%

Server                         1,946            72          2,018             295           14.6%
    % change                   -29.3%        -40.0%         -29.7%          -59.6%

Global Services                7,898           688          8,586           1,174           13.7%
    % change                    12.1%         -7.3%          10.2%           38.1%

Software                       3,010           168          3,178             597           18.8%
    % change                     7.2%        -12.0%           6.0%            8.0%

Global Financing                 786           194            980             322           32.9%
    % change                    11.3%          9.6%          11.0%           14.2%

Enterprise Investments           619             4            623             (89)         -14.3%
    % change                     5.8%        -75.0%           3.7%           45.7%

TOTAL SEGMENTS                21,075         2,021         23,096           2,515           10.9%
    % change                     5.0%        -17.6%           2.6%           10.9%

Eliminations / Other              69        (2,021)        (1,952)            114*

TOTAL IBM                   $ 21,144      $      0       $ 21,144        $  2,629           12.4%
    % change                     5.2%                         5.2%           23.3%

                                                    THIRD QUARTER 1998
                            =====================================================================
(Dollars in millions)                                                                     Pre-tax
                            ------------- Revenue ---------------         Pre-tax          Income
                            External      Internal        Total           Income           Margin
                            =====================================================================
SEGMENTS

Technology                  $  2,824      $  1,200       $  4,024        $    137            3.4%

Personal Systems               3,343             8          3,351            (122)          -3.6%

Server                         2,751           120          2,871             731           25.5%

Global Services                7,046           742          7,788             850           10.9%

Software                       2,808           191          2,999             553           18.4%

Global Financing                 706           177            883             282           31.9%

Enterprise Investments           585            16            601            (164)         -27.3%

TOTAL SEGMENTS                20,063         2,454         22,517           2,267           10.1%

Eliminations / Other              32        (2,454)        (2,422)           (135)

TOTAL IBM                   $ 20,095      $      0       $ 20,095        $  2,132           10.6%

* Pre-tax income includes a benefit of $201 million due to a gain from the sales of the IBM Global Network in a number of geographic areas, charges for acquired in-process research and development related to three acquisitions, as well as a charge for actions in the company's Technology Group.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                                       NINE MONTHS 1999
                            ====================================================================
(Dollars in millions)                                                                    Pre-tax
                            -------------- Revenue --------------         Pre-tax         Income
                            External      Internal        Total           Income          Margin
                            ====================================================================
SEGMENTS

Technology                  $  9,032      $  2,794       $ 11,826        $    485            4.1%
    % change                     7.9%        -15.5%           1.3%          -26.1%

Personal Systems              11,178            26         11,204            (311)          -2.8%
    % change                    34.1%         23.8%          34.1%           69.4%

Server                         6,368           237          6,605           1,309           19.8%
    % change                   -11.0%        -20.5%         -11.4%          -26.9%

Global Services               23,436         1,985         25,421           3,284           12.9%
    % change                    15.1%         -2.4%          13.5%           30.0%

Software                       9,056           561          9,617           1,954           20.3%
    % change                     8.9%          1.6%           8.4%           10.1%

Global Financing               2,274           599          2,873             947           33.0%
    % change                     4.7%         18.8%           7.4%           11.4%

Enterprise Investments         1,829            18          1,847            (262)         -14.2%
    % change                    11.3%        -55.0%           9.7%           44.8%

TOTAL SEGMENTS                63,173         6,220         69,393           7,406           10.7%
    % change                    12.1%         -7.9%          10.0%           21.3%

Eliminations / Other             193        (6,220)        (6,027)          1,366*

TOTAL IBM                   $ 63,366      $      0       $ 63,366        $  8,772           13.8%
    % change                    12.1%                        12.1%           52.9%

                                                       NINE MONTHS 1998
                            ====================================================================
(Dollars in millions)                                                                    Pre-tax
                            -------------- Revenue --------------         Pre-tax         Income
                            External      Internal        Total           Income          Margin
                            ====================================================================
SEGMENTS

Technology                  $  8,369      $  3,306       $ 11,675        $    656            5.6%

Personal Systems               8,335            21          8,356          (1,016)         -12.2%

Server                         7,159           298          7,457           1,790           24.0%

Global Services               20,356         2,033         22,389           2,526           11.3%

Software                       8,318           552          8,870           1,774           20.0%

Global Financing               2,172           504          2,676             850           31.8%

Enterprise Investments         1,643            40          1,683            (475)         -28.2%

TOTAL SEGMENTS                56,352         6,754         63,106           6,105            9.7%

Eliminations / Other             184        (6,754)        (6,570)           (367)

TOTAL IBM                   $ 56,536      $      0       $ 56,536        $  5,738           10.1%

* Pre-tax income includes a benefit of $1.8 billion due to a gain from the sale of the IBM Global Network, charges for acquired in-process research and development related to three acquisitions, charges for actions in the company's Technology Group, as well as a change in PC depreciable lives.